UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

ASTRO-MED, INC.

(Former Name or Former Address, if Changed Since Last Report)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 18, 2016, we held our annual meeting of shareholders. A total of 7,388,048 shares of our common stock were outstanding as of March 24, 2016, the record date for the annual meeting.

At the annual meeting, the shareholders voted to (i) elect seven directors to serve until the next annual meeting or until their respective successors are elected and qualified, (ii) approve an advisory (non-binding) proposal on the compensation paid to our executive officers, (iii) approve an amendment to our Restated Articles of Incorporation to change our name to AstroNova, Inc. and (iv) ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for our fiscal year ending January 31, 2017. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

1. Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Graeme MacLetchie	4,331,605	487,300	2,009,537
April L. Ondis	4,659,203	159,702	2,009,537
Everrett V. Pizzuti	4,637,612	181,293	2,009,537
Mitchell I. Quain	4,286,704	532,201	2,009,537
Harold Schofield	4,746,745	72,160	2,009,537
Hermann Viets	4,336,705	482,200	2,009,537
Gregory A. Woods	4,037,255	781,650	2,009,537

2. To approve an advisory (non-binding) proposal on the compensation paid to our executive officers.

For	Against	Abstain	Broker Non-Votes
4,225,480	464,841	128,584	2,009,537

3. To approve an amendment to our Restated Articles of Incorporation to change our name to AstroNova, Inc.

For	Against	Abstain	Broker Non-Votes
5,900,515	910,143	17,784	0

4. To appointment of Wolf & Company, P.C. as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

For	Against	Abstain	Broker Non-Votes
6,178,510	644,623	5,309	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: May 23, 2016	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell
Senior Vice President, Treasurer and Chief Financial Officer

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